NEWS RELEASE

For Immediate Release

Nord Resources Announces Arizona Grants Company’s Application
for Permit Needed to Build New Leaching Pad

TUCSON, AZ, December 28, 2011 – Nord Resources Corporation (OTC Pink Market: NRDS), which is producing copper at its Johnson Camp Mine in Arizona, today announced that it has received notification from the Arizona Department of Environmental Quality (ADEQ) that it has granted a significant amendment to the Aquifer Protection Permit (the Permit) previously provided to the company.

Receipt of the Permit is subject to fulfilling certain standard conditions, in particular that Nord makes payments to the ADEQ of all fees for the application review and that the company submits an updated Financial Assurance Mechanism for an additional $575,000. The company plans to finance this as part of the funding to build the new leaching pad.

“This is an important step forward for Nord,” said Wayne Morrison, Chief Executive and Chief Financial Officer. “With the ADEQ’s decision in hand, we can now move forward with the construction of the new leaching pad, subject to the completion of financing and the satisfaction of the permitting conditions.”

“Moving ahead with the construction of the new leaching pad will also enable us to resume the mining of new ore in 2012 at the Johnson Camp Mine. In the meantime, we are continuing our leaching and production of copper from the materials previously placed on our existing pads,” Mr. Morrison said.

As previously announced, construction of a new pad, which will be approximately twice the size of any of the three existing pads, will require an estimated capital investment of approximately $18 million.

“With respect to a financing transaction, we are continuing active discussions with various parties. While we believe that we will be successful in obtaining the capital required, the timing and outcome of our efforts cannot be guaranteed,” Mr. Morrison said.

About Nord Resources

Nord Resources Corporation is producing copper at the Johnson Camp Mine, the company’s primary asset, which is located approximately 65 miles east of Tucson, Arizona. For further information, please visit our website at nordresources.com.

Forward-Looking Statements

All statements in this release, other than those of historical facts, may be considered to be “forward-looking”.

Nord’s continuation as a going concern is dependent upon its ability to refinance the obligations under its Credit Agreement with Nedbank and the Copper Hedge Agreement with Nedbank Capital, raise additional capital, and on its ability to produce copper to sell at a level where the company becomes profitable and generates cash flows from operations. To succeed, Nord must be able to proceed with its plans to build additional leach pad capacity, resume full operations, and achieve its operating plan. If management cannot achieve its operating plan because of the company’s inability to obtain the required financing, or because of sales shortfalls, a reduction in copper prices, or other unfavorable events, the company may find it necessary to dispose of assets, or undertake other actions as may be appropriate.

Factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, Nord's ability to refinance the company, the market price of copper, general economic, market, and business conditions, the company’s ability to reach full production rates, and other factors that may cause the actual results, performance or achievements of the company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements or information. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. In addition, Nord's business and operations are subject to the risk factors set forth in Nord's most recent Form 10-K and other SEC filings which are available through EDGAR at www.sec.gov, and in Nord's prospectus and other filings with the British Columbia and Ontario Securities Commissions, which are available through SEDAR at www.sedar.com. Nord assumes no obligation to update the forward-looking statements except as may be required by law.

For further information:
Wayne Morrison
Chief Executive Officer and Chief Financial Officer
Nord Resources Corporation
(520) 292-0266
www.nordresources.com

Investor and Media Relations
Richard Wertheim
Wertheim + Company Inc.
(416) 594-1600 ext.223
or
(416) 518-8479 (cell)
or by email at wertheim@wertheim.ca